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                                                                    Exhibit 10.2

                             TERMINATION AGREEMENT

Agere Systems Inc. ("Agere") and Lucent Technologies Inc. ("Lucent") are parties to a Joint Design Center Operating Agreement dated as of February 1, 2001, relating to Micro Electro Mechanical Systems ("MEMS"). An important element in the success of the activities performed under that Agreement is the operation of Agere's SFRL facility located in Lucent's Murray Hill offices.

In view of changes contemplated with respect to the future operation of the SFRL facility in Murray Hill, Agere and Lucent have agreed that the arrangements set forth in the Joint Design Center Operating Agreement will be difficult to implement.

Agere and Lucent further agree that it is desirable to continue certain development activities related to optical MEMS, and that those activities should be governed by individually negotiated development agreements (including joint development agreements where appropriate) specific to each development activity.

In view of the foregoing, Agere and Lucent hereby agree, pursuant to Section 15.1(i) of the Joint Design Center Operating Agreement, to terminate that Agreement effective June 30, 2002. Article 15 of the Agreement shall govern the rights and obligations of the parties in connection with the termination of the Agreement.

Notwithstanding anything above to the contrary and so that Parties may act with a common understanding, the Parties hereto acknowledge that the equipment currently located in the SFRL facility in Murray Hill may play a critical role in the future operations of such SFRL facility, currently under discussion amongst the Parties and others. To that end, Agere and Lucent agree that the rights and obligations in Section 9.5(ii) of Joint Design Center Operating Agreement shall survive the termination of such Agreement.

AGERE SYSTEMS INC.

By: /s/ Gerard deBlasi
    ______________________________
    Gerard deBlasi
    Vice President

Date: March 29, 2002


LUCENT TECHNOLOGIES INC.

By: /s/ Frederico Capasso
    ______________________________
    Frederico Capasso
    Physical Research VP

Date: 3/29/02